UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

SurePure, Inc.

(Name of Registrant As Specified In Its Charter)

 Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: ___________

(2)	Aggregate number of securities to which transaction applies: ___________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________

(4)	Proposed maximum aggregate value of transaction: ___________________

(5)	Total fee paid: ______________

☐	Fee previously paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

(1)	Amount Previously Paid: _________________________

(2)	Form, Schedule or Registration Statement No.: ____________________

(3)	Filing Party: _______________________

(4)	Date Filed: ____________________

INFORMATION STATEMENT

OF

SUREPURE, INC.

122 North Curry Street

Carson City, Nevada 89703

(877) 685-1955

Dated December 26, 2012

THIS INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF

SUREPURE, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed or furnished to the shareholders of SurePure, Inc., a Nevada corporation (the "Company"), in connection with the authorization of the corporate actions described below by the Company's Board of Directors (the “Board”) by unanimous written consent in lieu of special meeting as of December 11, 2012, and the approval of such corporate actions by the written consent, taken as of December 11, 2012, of those shareholders of the Company entitled to vote at least a majority of the aggregate shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), outstanding on such date. Shareholders holding in the aggregate 23,180,000 shares of Common Stock or approximately 71.4% of the voting stock outstanding as of November 30, 2012 (the "Consenting Shareholders") approved the corporate actions described below. Accordingly, this Information Statement is furnished solely for the purpose of informing the shareholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect.

The Board and Consenting Shareholders have approved (1) the Company's Certificate of Amendment to its Articles of Incorporation, a copy of which is attached hereto as Appendix A (the "Amended Articles"), to increase the number of shares of stock authorized by the Company to be issued from 201,000,000 shares to 231,155,282 shares and the Preferred Stock, par value $0.01 per share, authorized by the Company to issue be increased from 1,000,000 shares to 31,155,282 shares and (2) the Company’s 2012 Nonqualified Stock Option Plan attached hereto as Appendix B.

Following the expiration of the 20-day period mandated by Rule 14c-2(b), the Company will file the Amended Articles and the Certificate of Designation (the “Certificate”) that the Company has adopted and that designates the authorized preferred shares of Nonvoting Convertible Stock with the Nevada Secretary of State and the resolutions to adopt the Plan will take effect. The Company will not file the Amended Articles or the Certificate and the shareholder approval of the Plan will not be effective, until at least twenty (20) days after the filing and mailing of this Information Statement to its shareholders.  The Amended Articles will become effective when they are filed with the Nevada Secretary of State.

The Company will bear the entire cost of furnishing this Information Statement. It will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of shares of the Company’s Common Stock held of record by them.

The Board has fixed the close of business on November 30, 2012 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 32,452,000 shares of Common Stock, par value $0.001 per share, issued and outstanding on the record date. The Company is mailing this Information Statement on or about December 26, 2012 to its shareholders of record as of the record date.

APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

Description of the Amended Articles and Reasons for the Amendment

The Amended Articles amend the Company's Articles of Incorporation to authorize an additional 30,155,282 shares of Preferred Stock so that the total number of shares of Preferred Stock that the Company is authorized to issue is 31,155,282 shares. The Company has entered into the Amended and Restated Share Exchange Agreement with the shareholders of SurePure Investment Holding AG, a Swiss corporation (“SPI”), under which the shareholders of SPI will exchange their shares of SPI for shares of the Company. The share exchange that was the subject of the Amended and Restated Share Exchange Agreement (referred to in this Information Statement as the “Share Exchange”) closed on December 12, 2012. Under the terms of the Amended and Restated Share Exchange Agreement, one shareholder of SPI will receive shares of the Company’s preferred stock in exchange for its shares of SPI. The shares of Preferred Stock to be issued to that one shareholder will be designated as Nonvoting Convertible Preferred Stock and, when issued, will be subject to the terms and conditions set forth in the Certificate of Designations (the “Certificate”) that the Company has adopted and approved, attached as Appendix A-1 to this Information Statement.

The primary reason for the proposed increase in authorized shares is to permit the Company to fulfill its obligations under the Amended and Restated Share Exchange Agreement with SPI, under which SPI became a wholly-owned subsidiary of the Company as a result of the Share Exchange.

SPI, through its subsidiaries and its related entities, designs, manufactures, markets, sells or licenses and maintains its proprietary Turbulator systems for innovative liquid photopurification technology in the global marketplace. SurePure believes that its SurePure Photopurification Technology improves beverage and liquid food quality and safety by safely disinfecting the products beyond existing technology, such as conventional pasteurization. SurePure’s technology uses ultraviolet light in the C band to process, preserve and sustain the natural quality of food and beverage products, such as dairy products, fruit juice and concentrates, sugar syrup bases and alcoholic beverages.

Shares of Our Nonvoting Convertible Preferred Stock

To comply with its obligations under the Share Exchange Agreement, the Company will designate all 31,155,282 authorized shares of its Preferred Stock as Nonvoting Convertible Preferred Stock.

Under the terms of the Certificate the shares of our Nonvoting Convertible Preferred Stock are convertible into shares of Common Stock at the ratio of one share of Common Stock for each share of our Nonvoting Convertible Preferred Stock, subject to certain important limitations and restrictions. First, no holder of Nonvoting Convertible Preferred Stock may convert any shares of Nonvoting Convertible Preferred Stock if, after giving effect to the conversion, the holder and its affiliates would, in the aggregate, own beneficially or exercise control over that number of shares of Common Stock which is 4.99% or greater of total Common Stock on the date of conversion, immediately after giving effect to the conversion (this limitation is referred to as the "Beneficial Ownership Limitation"). Notwithstanding this restriction, however, whenever any holder of our Nonvoting Convertible Preferred Stock provides the Company with at least 61 days’ prior written notice stating that the holder elects to waive the Beneficial Ownership Limitation, the Beneficial Ownership Limitation will terminate as of the end of the 61st day referenced in the notice. The Beneficial Ownership Limitation also automatically terminates three business days prior to any change of control of the Company. In this context, the term “change in control” of the Company means any acquisition by a third party (excluding any affiliate of the Company) of 50% or more of the issued and outstanding voting securities of the Company by merger, consolidation or purchase of shares or sale of all or substantially all of the Company’s assets. Second, the Certificate provides for proportionate adjustments to the conversion ratio whenever the Company declares a stock dividend, effects a stock split or reverse stock split or otherwise combines shares of Common Stock so that upon conversion each holder of shares of Nonvoting Convertible Preferred Stock will receive the same relative proportion of shares of its Common Stock. The Company has agreed to reserve and keep available out of the authorized but unissued shares of its Common Stock that number of shares as is sufficient to effect the conversion of all unconverted shares of Nonvoting Convertible Preferred Stock into Common Stock. If at any time the number of shares is not sufficient to effect such conversion, then the Company is obligated to take such corporate actions as may be necessary to increase its authorized but unissued shares to that number which will be sufficient, including obtaining shareholder approval to amend the Company’s Articles of Incorporation.

The shares of Nonvoting Convertible Preferred Stock will have the following voting rights, designations, preferences, limitations, restrictions and relative rights:

•	the holders of the shares may not vote on any matters, except to approve (i) the authorization, creation and issue of any shares of any other class or series that would create a dividend or liquidation preference senior to the shares of our Nonvoting Convertible Preferred Stock or (ii) any action that would amend or repeal any provision of our Articles of Incorporation or Bylaws or that adversely affects the rights or privileges of the shares of our Nonvoting Convertible Preferred Stock, and in either case the consent or affirmative vote of the holders of at least 80% of the shares of our Nonvoting Convertible Preferred Stock is required;

•	the shares of our Nonvoting Convertible Preferred Stock do not have any preference or priority on the liquidation, dissolution or winding up of the Company; and

•	the holders of the shares of our Nonvoting Convertible Preferred Stock do not have any preference or priority as to any cash dividends or distributions, but are entitled to receive dividends and distributions pro rata with holders of our Common Stock on an “as converted” basis.

The shares of our Nonvoting Convertible Preferred Stock automatically convert, at the applicable conversion ratio, into shares of our Common Stock upon the assignment, sale or other transfer of shares to any person other than an affiliate of the holder of the seller. Any assignee, purchaser or other transferee may surrender certificates representing the assigned shares to us and will receive shares of our Common Stock in return. If an assignee wishes to continue to hold the assigned shares as Nonvoting Convertible Preferred Stock, we will comply with its request in that regard.

The terms of our Nonvoting Convertible Preferred Stock also provide that no holder of shares of our Nonvoting Convertible Preferred Stock which, on a fully converted basis, when combined with shares of our Common Stock, would constitute the holder of the preferred shares as the beneficial holder of more than 4.99% of the shares of our Common Stock may enter into any transaction with us or with any of our subsidiaries without the prior approval of a majority of our independent directors or, if we have no independent directors, the prior approval of a majority of the shares of our Common Stock not owned by the beneficial holder in question and its affiliates.

Vote Required

NRS 78.390 provides that every amendment to the Company's Articles of Incorporation shall first be adopted by the resolution of the Board and then be subject to the approval of shareholders entitled to vote on any such amendment. Under the Company's Articles of Incorporation and Bylaws now in effect, an affirmative vote by shareholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company's Articles of Incorporation.  NRS 78.320(2) provides that, unless otherwise provided in the Company's Articles of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding the voting power required to take such action at a meeting.  The Company's Articles of Incorporation and Bylaws permit the taking of action by written consent.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible to accomplish the purposes described above, the Board determined to utilize the written consent of the holders of a majority of the Company's voting stock.   NRS 78.320(3) provides that in no instance where action is authorized by written consent need a meeting of shareholders be called or notice given.

Pursuant to NRS 78.385, NRS 78.390 and the Company's current Articles of Incorporation and Bylaws, the affirmative vote of the holders of a majority of the Company's outstanding voting stock is sufficient to amend the Company's Articles of Incorporation as described above, which vote has been obtained by written consent of the Consenting Shareholders.

Effective Date

Under applicable federal securities laws, the Amended Articles cannot become effective until at least 20 calendar days after this Information Statement is distributed to the Company's shareholders. The Amended Articles will become effective upon filing with the Secretary of State of Nevada.  It is anticipated that the Company will file the Amended Article at least 20 calendar days after the Company distributes this Information Statement to its shareholders.

Dissenters' Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with the above-described amendment to the Company's Articles of Incorporation.

APPROVAL OF THE 2012 NONQUALIFIED STOCK OPTION PLAN

Purpose

 On December 11, 2012, the Board adopted the 2012 Nonqualified Stock Option Plan (the “Plan”). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to employees, directors and consultants of the Company and to promote the success of the Company’s business.  Under the Plan the Company may issue up to an aggregate total of 3,000,000 incentive or non-qualified options to purchase the Company’s Common Stock. As of the date of this Information Statement, the Company has not issued any options under the Plan.  A copy of the Plan is attached hereto as Appendix B.  The following summary of the material provisions of the Plan is qualified in its entirety by reference to the complete text of the Plan.

Eligible Participants

 Any director, employee or consultant (including any prospective director, employee or consultant) of the Company, its subsidiaries, or their predecessors is eligible to be designated a participant in the Plan.  Incentive stock options (“ISOs”), however, may be granted only to employees.  The Company currently has a total of approximately 10 directors, employees and consultants eligible to receive options under the Plan, but this number is expected to increase as the Company grows.

Plan Administration

The Plan will be administered by the Board, or a committee appointed by the Board (in either case, the “Committee”).  The Committee may determine persons eligible for grants and the timing, type, amount, fair market value and other provisions of such grants.

The Committee will have authority, subject to the express provisions of the Plan, to construe the Plan and the option agreements granted pursuant to the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to promote the best interests of the Company.  The Board may suspend or terminate the Plan at any time.

Awards Under the Plan

The Plan provides that the determination of the option price per share for any option rests in the sole and unfettered discretion of the Committee. Options granted under the Plan must be granted within 10 years from the date on which the Plan has been adopted.  No options granted under the Plan may be exercisable after 10 years from the date of grant.  The Committee may establish installment exercise terms for an option such that the option becomes fully exercisable in a series of accumulating portions. The Committee may also accelerate the exercise of any option. Options may be exercised by delivery of a written notice of exercise and payment of the full price of the Common Stock underlying the Option. The exercise price of an option may be paid in cash, or, at the discretion of the Committee, through the delivery of fully paid and nonassessable shares of Common Stock having an aggregate fair market value as of the date of exercise equal to the option price, or by a combination of both. The Committee has the right to determine acceptable methods for tendering shares of Common Stock as payment upon exercise and may impose such limitations and prohibitions on the use of Common Stock to exercise an option as it deems appropriate. With the consent of the optionee, the Committee may cancel any options issued under the Plan and issue a new option to the optionee. Except by will or the laws of descent and distribution, or with the written consent of the Committee, no optionee may assign his interest in any option and no interest of any optionee in a stock option may become subject to any lien or obligation of the optionee. Options shall be exercisable during the optionee's lifetime only by the optionee or his assignees or by the duly appointed legal representative of an incompetent optionee or after the optionee's lifetime only by the duly appointed legal representative of the deceased optionee.

If the Company becomes a party to any merger, consolidation, reorganization or sale of assets, each outstanding option applies to the securities or property which a holder of the Company’s Common Stock is entitled to receive pursuant to such transaction. Whenever a change in control occurs, certain optionees are entitled to receive, in lieu of the exercise of their options, a cash payment equal to the difference between the exercise price of the option and the final offer price per share paid for common stock or such lower price as the Committee may determine to conform an option to preserve its status or the aggregate fair market value of the Common Stock underlying the stock options.

At any time and from time to time the Board may suspend or terminate the Plan in whole or in part or amend the Plan in such respects as the Board may deem appropriate and in the best interest of the Company. No amendment, suspension or termination of the Plan shall, however, without the optionee's consent, alter or impair any of the rights or obligations granted under the Plan.

Each option granted under the plan is to be embodied in a written stock option agreement and shall be signed by the optionee and an officer of the Company. Option agreements are to be subject to applicable provisions of the Plan and such other provisions as the Committee may adopt.

Term

The Plan will terminate on December 9, 2022.

Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences that generally will arise with respect to option awards granted under the Plan, each of which shall be a nonqualified stock option (“NSO”). This summary is based on the tax laws in effect as of the date of this Information Statement. Changes to these laws could alter the tax consequences described below.

To the Optionees

An optionee generally will not recognize any income for federal income tax purposes on the grant of an NSO.  Upon the exercise of an NSO, an optionee generally will recognize compensation taxable as ordinary income, equal to the difference between the fair market value of the Company’s common stock on the date of exercise and the exercise price.  This compensation is subject to withholding taxes.  An optionee will recognize gain or loss on the sale or exchange of stock acquired pursuant to an exercise of an NSO.  Such gain or loss will be equal to the difference between the optionee’s adjusted basis in the stock, which will include the exercise price and any ordinary income recognized on exercise of the option, and the fair market value of the stock on the date of sale or exchange.  The gain may be subject to preferential tax treatment if the stock has been held for more than one year.

To the Company

The Company generally is entitled to a business expense deduction at the time and in the amount that the optionee recognizes ordinary income in connection with the grant or exercise of the award.   As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

Vote Required

Under NRS 78.320 and the Company's Articles of Incorporation and Bylaws now in effect, an affirmative vote by shareholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to approve the Plan.  NRS 78.320 provides that, unless otherwise provided in the Company's Articles of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding the voting power required to take such action at a meeting.  The Company's Articles of Incorporation and Bylaws permit the taking of action by written consent.  To eliminate the costs and management time involved in holding a special meeting and to obtain shareholder approval of the Plan described herein as early as possible to accomplish the purposes of the Plan that are referred to above, the Board voted to utilize the written consent of the holders of a majority of the Company's voting stock.   NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of shareholders be called or notice given.

Pursuant to NRS 78.320 and the Company's current Articles of Incorporation and Bylaws, the affirmative vote of the holders of a majority of the Company's outstanding voting stock is sufficient to approve the Plan as described above, which vote has been obtained by written consent of the Consenting Shareholders.

Effective Date

Under applicable federal securities laws, the shareholder resolutions approving the Plan cannot be effective until at least 20 calendar days after the Company distributes this Information Statement to its shareholders.

Dissenters’ Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with the above-described shareholder approval of the Plan.

GENERAL INFORMATION

Costs

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's Common Stock.

Record Date

The close of business on November 30, 2012 (the "Record Date") has been fixed as the record date for the determination of shareholders entitled to receive this Information Statement.

Outstanding Shares and Voting Rights

On the Record Date, the Company had 32,452,000 shares of Common Stock, par value $0.001 per share, issued and outstanding.  Holders of these shares would have been entitled to vote if a meeting was required to be held.  Each share of the Company's Common Stock is entitled to one vote.  The outstanding shares of Common Stock at the close of business on the Record Date were held by approximately 36 shareholders of record.

Material Terms of the Common Stock

Before giving effect to the Amended Articles referred to above in this Information Statement, the authorized Common Stock of the Company consists of 201,000,000 shares, of which 200,000,000 shares are shares of Common Stock, par value $0.001 per share, and 1,000,000 are shares of Preferred Stock, par value $0.01 per share.  The holders of shares of Common Stock are entitled to one vote for each share held of record on each matter submitted to shareholders.  Shares of Common Stock do not have cumulative voting rights for the election of directors.  The holders of shares of Common Stock are entitled to receive such dividends as the Board may from time to time declare out of funds legally available for the payment of dividends, although the Company does not intend to declare any dividends for the foreseeable future.  The holders of shares of Common Stock do not have any preemptive rights to subscribe for or purchase any stock or other securities of the Company and have no rights to convert their Common Stock into any other securities.  Upon liquidation, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders.

As of the Record Date, the Company had not designated any preferences or rights for its Preferred Stock.

Interest of Certain Persons in Matters to be Acted Upon

The Amended and Restated Share Exchange Agreement required that, as a condition to closing, we first redeem and then cancel the 23,180,000 shares of our common stock held by Ratree Yabamrung and Kotchaporn Bousing. Ms. Yambamrung and Ms. Bousing were the shareholders who were the Consenting Shareholders. As part of the Share Exchange, we redeemed Ms. Yabamrung’s shares by assigning to her all of our assets and liabilities immediately prior to the closing of the Share Exchange. The assets assigned to her had nominal value, and the liabilities assumed by her were not material. After Ms. Bousing tendered all of her shares to us, we then cancelled all of the shares owned by each of the Consenting Shareholders.

Security Ownership of Certain Beneficial Owners and Management

As of November 30, 2012, there were 32,452,000 shares of Common Stock issued and outstanding.  The following tabulates holdings of shares of the Company’s Common Stock by each person who, as of that date, held of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of the Company individually and as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Common Stock	Ratree Yabamrung Suite 21, 205.5 Moo 10, Pattaya 2nd Road, Nongprue, Banglamung, Chonburi 20150 Thailand	22,800,000	70.26%
Common Stock	Kotchaporn Bousing 410 Soi Charunrat, Klongton Sai, Klongsan, Bangkok 10600 Thailand	380,000	1.17%
Common Stock	Directors and Officers (2 – as a group)	23,180,000	71.43%

(1)      Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)       Percentage based on 32,452,000 shares of common stock outstanding on November 30, 2012.

Change in Control

After the closing of, and giving effect to, the Share Exchange and the cancellation of outstanding shares by the Company that the Company is required to cancel as a condition to the closing of the Share Exchange, we understand that approximately 60.22% of our issued and outstanding Common Stock will be held by the persons that beneficially held issued and outstanding shares of SPI immediately before the Share Exchange, while approximately 39.78% of our issued and outstanding Common Stock will be held by those persons that held shares of Common Stock immediately prior to the Share Exchange (including shareholders of SPI to the extent that they held shares of the Company immediately prior to the Share Exchange).   Accordingly, the Share Exchange represents a change of control of the Company.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission ("SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By order of the Board of Directors,

/s/ Guy E. Kebble

Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT

Certificate of Amendment

(PURSUANT TO NRS 78.285 and 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.285 and 78.390 – After Issuance of Stock)

1. Name of corporation:  SurePure, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article “FOURTH: CAPITAL STOCK” has been amended by deleting in its entirety the first complete sentence of the present Article “FOURTH: CAPITAL STOCK” and substituting in lieu thereof the following text:

"The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Thirty-One Million One Hundred Fifty-Five Thousand Two Hundred Eighty-Two (231,155,282), of which Two Hundred Million (200,000,000) shares shall be Common Stock with a par value of $0.001 per share (the “Common Stock”) and Thirty-One Million One Hundred Fifty-Five Thousand Two Hundred Eighty-Two (31,155,282) shares shall be Preferred Stock with a par value of $0.01 per share (the “Preferred Stock”)."

3. The vote by which stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by the classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  23,180,000 shares.

4. Effective date of filing (optional):

5. Officer Signature (required):  _________________________

APPENDIX A-1

SurePure, Inc.

Certificate of Designation

1.1          Non-Voting Convertible Preferred Stock.

Thirty-One Million One Hundred Fifty-Five Thousand Two Hundred Eighty-Two (31,155,282) shares of Preferred Stock shall be designated and known as Non-Voting Convertible Preferred Stock (the “Non-Voting Convertible Preferred Stock”). The relative rights, preferences, privileges and restrictions granted to or imposed upon the Non-Voting Convertible Preferred Stock and the holders thereof are as follows:

1.1.1          Dividends.

The holder or holders of the Non-Voting Convertible Preferred Stock shall not be entitled to receive preference and priority to any cash dividend on the Common Stock, par value $0.001 (“Common Stock”). Whenever the Corporation shall declare a distribution or dividend payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, cash or other assets or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case any holder or holders of the Non-Voting Convertible Preferred Stock shall be entitled to a proportionate share of any such dividend or distribution as though the holder or holders of Non-Voting Convertible Preferred Stock was or were the holder or holders of the number of shares of Common Stock or other capital stock of the Corporation (“Stock”) into which its or their shares of Non-Voting Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution.

1.1.2          Liquidation Preference.

There shall be no liquidation preference if any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, shall occur.

1.1.3          Voting.

Except as may otherwise from time to time be required by law or as set forth in Section 1.1.4 below, the holders of Non-Voting Convertible Preferred Stock shall not be entitled to vote on any matters subject to the vote of the stockholders of the Corporation.

1.1.4          Certain Actions Not to be Taken Without Vote of Holders of Non-Voting Convertible Preferred Stock.

Without the consent or affirmative vote of the holders of at least eighty percent (80%) of the shares of Non-Voting Convertible Preferred Stock issued and outstanding at the time, voting separately as a class, the Corporation shall not:

(a)             authorize, create or issue any shares of any other class or series of capital Stock with dividend or liquidation preferences senior to, or on a parity with, the Non-Voting Convertible Preferred Stock; or

(b)            otherwise take any action with respect to any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Corporation or this Certificate of Designation (including any filling of a certificate of designation pursuant to Section 78.1955 of the Nevada Revised Statutes), that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Non-Voting Convertible Preferred Stock.

1.1.5          Conversion.

The holders of Non-Voting Convertible Preferred Stock shall have conversion rights as follows:

(a)          Right to Convert. Each share of Non-Voting Convertible Preferred Stock shall be convertible, at the option of the holder thereof, subject to the limitations set forth in Section 1.1.5(b), at the office of the Corporation or any transfer agent for such Stock, into one (1) fully paid and nonassessable share of the Corporation’s Common Stock (such ratio is referred in this Certificate as the “Non-Voting Convertible Conversion Ratio”).

(b)          Conversion Limitations and Restrictions. Subject at all times to the automatic conversion requirements of Section 1.1.6 of this Certificate, Non-Voting Convertible Preferred Stock, shall have the following restrictions on conversion:

(i)          Non-Voting Convertible Preferred Stock shall not be converted by the holder, in whole or in part, and the Corporation shall not give effect to any such conversion of Non-Voting Convertible Preferred Stock, if, after giving effect to such conversion, the holder of such Non-Voting Convertible Preferred Stock, together with any affiliate of such holder (including any person or company acting jointly or in concert with the holder) would, in the aggregate, beneficially own, or exercise control or direction over, that number of voting securities of the Corporation which is 4.99% or greater of the total voting securities of the Corporation issued and outstanding upon the date of conversion, immediately after giving effect to such exercise (such limitation is referred to in this Certificate as the “Beneficial Ownership Limitation”); provided, that whenever any holder of Non-Voting Convertible Preferred Stock provides the Corporation with sixty-one (61) days’ written notice (the “Waiver Election”) stating that such holder elects to waive the Beneficial Ownership Limitation, the Beneficial Ownership Limitation will be of no force or effect with regard to all or a portion of the Non-Voting Convertible Preferred Stock as referenced in the Waiver Election as of the end of such 61st day. For the purposes of this Section 1.1.5(b)(i), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations issued thereunder.

(ii)          No Waiver Election shall be required and the Beneficial Ownership Limitation and the restrictions set forth in Section 1.1.5(b)(i) shall automatically terminate three business days prior to any Change of Control of the Corporation. For purposes of this Certificate, “Change of Control” means any acquisition by a third party (including any person or company acting jointly or in concert with such third party but excluding any affiliate of any holder of Non-Voting Convertible Preferred Stock) of (i) 50% or more of total issued and outstanding voting securities of the Corporation by merger, consolidation or purchase of shares or (ii) all or substantially all of the Corporation’s assets.

(c)          Mechanics of Conversion. Before any holder of Non-Voting Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such Stock, and shall give written notice to the Corporation and the transfer agent at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In connection with the written notice for conversion, the holder of Non-Voting Convertible Preferred Stock shall certify to the Corporation and its transfer agent that the conversion complies with the requirements of Section 1.1.5(b) of this Certificate of Designation. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Non-Voting Convertible Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. As soon as practicable after delivery of such certificate, or such agreement of indemnification in the case of a lost certificate, and in no event more than ten (10) days after delivery, the Corporation shall issue and deliver at such office to such holder of Non-Voting Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock.

(d)          Adjustments to Non-Voting Convertible Conversion Ratio for Stock Dividends and for Combinations of Subdivisions of Common Stock. Whenever the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by Stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or whenever the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the applicable Non-Voting Convertible Conversion Ratio in effect immediately prior to any such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. Whenever the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(e)          Adjustments for Reclassification and Reorganization. Whenever the Common Stock issuable upon conversion of the Non-Voting Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of Stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 1.1.5(d)), then, concurrently with the effectiveness of such reorganization or reclassification, the Non-Voting Convertible Conversion Ratio as then in effect shall be proportionately adjusted so that the Non-Voting Convertible Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock that the holders would have otherwise been entitled to receive, a number of shares of such other class or classes of Stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Non-Voting Convertible Preferred Stock immediately before that change.

(f)          No Impairment. The Corporation will not, by amendment of these Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 1.1 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Non-Voting Convertible Preferred Stock against impairment.

(g)          Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Non-Voting Convertible Conversion Ratio pursuant to this Section 1.1, the Corporation at its expense shall promptly engage a firm of independent public accountants of recognized national standing to compute such adjustment or readjustment in accordance with the terms hereof and prepare and within twenty (20) days of such adjustment furnish to each holder of Non-Voting Convertible Preferred Stock a certificate setting forth such adjustment or readjustment.

(h)          Notices. Whenever the Corporation takes any record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall send to each holder of Non-Voting Convertible Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution. Any notice required by the provisions of this Section 1.1 to be given to the holders of shares of Non-Voting Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation. If the mailing address of any holder of Non-Voting Convertible Preferred Stock is outside of the United States, a copy of any notice to be sent pursuant to Section 1.1 shall be sent to such holder by telecopy or electronic mail (with confirmation of receipt) and shall be deemed given upon receipt by the holder.

(i)          Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding federal, state, or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of shares of Non-Voting Convertible Preferred Stock pursuant hereto; provided, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(j)          Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Non-Voting Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Non-Voting Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Non-Voting Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging its best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation.

(k)          Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Non-Voting Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Non-Voting Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation, shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

1.1.6          Automatic Conversion.

Upon the settlement of the assignment, sale or other transfer of any shares of Non-Voting Convertible Preferred Stock by a holder thereof to any person other than an affiliate of the transferee (as defined below in this Section 1.16), the shares of Non-Voting Convertible Preferred Stock subject to such transfer shall automatically convert, without any action to be taken by such holder, into fully paid and nonassessable shares of the Corporation’s Common Stock according to the Non-Voting Convertible Conversion Ratio in effect at the time upon the settlement of such assignment, sale or other transfer. Any assignee, purchaser or other transferee may surrender the certificate or certificates so assigned, sold or transferred, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall state therein its name or the name or names in which such assignee, purchaser or other transferee wishes the certificate or certificates for shares of Common Stock to be issued, together with a certificate stating that the conversion has occurred pursuant to this Section 1.1.6 of this Certificate. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Non-Voting Convertible Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the assignee, purchaser or other transferee notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. As soon as practicable after delivery of such certificate, or such agreement of indemnification in the case of a lost certificate, and in no event more than ten (10) days after delivery, the Corporation shall issue and deliver at such office to such assignee, purchaser or other transferee of Non-Voting Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such assignee, purchaser or other transferee shall be entitled as aforesaid and a check payable to the assignee, purchaser or other transferee in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. The provisions of this Section 1.1.6 shall not apply if the assignee, purchaser or other transferee of shares of Non-Voting Convertible Preferred Stock notifies the Corporation, prior to the time of settlement, that such assignee, purchaser or other transferee elects that the shares subject to the assignment, sale or other transfer are not to be automatically converted, in which case such share shall remain subject to all of the terms and conditions of this Certificate, including this Section 1.1.6 upon subsequent assignment, sale or other transfer. As used in this Section 1.16, “affiliate” shall mean any person that directly or indirectly controls, is controlled by or is under common control with the transferee.

1.1.7          Status of Non-Voting Convertible Preferred Stock Upon Retirement.

The Corporation may file a certificate of withdrawal of this Certificate of Designation pursuant to Section 78.1955(6) of the Nevada Revised Statute or any successor provision, if all of the shares of Non-Voting Convertible Preferred Stock are converted pursuant to Section 1.1.5 and the Non-Voting Convertible Preferred Stock shall be retired and returned to the status of authorized but unissued shares of the Corporation’s undesignated preferred Stock.

1.1.8          Restrictions on Certain Transactions with Holders of the Non-Voting Convertible Preferred Stock.

No person that holds any shares of Non-Voting Convertible Preferred Stock and that would, upon full conversion of all shares of Non-Voting Convertible Preferred Stock held by it without regard to the restrictions imposed by Section 1.1.5(b), own more than 4.99% of the total voting securities of the Corporation issued and outstanding upon the date of conversion immediately after giving effect to such conversion (a “Restricted Shareholder”) may enter into any transaction with the Corporation without (a) the prior approval of a majority of the members of the Corporation’s Board of Directors who are independent directors under the NASDAQ Marketplace Rules; or (b) if there are no independent directors, the prior approval of the holders of a majority of the voting securities of the Corporation other than those shares that are held by the Restricted Shareholder and its affiliates.

APPENDIX B

SUREPURE INC.

2012 NONQUALIFIED STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

This 2012 NONQUALIFIED STOCK OPTION PLAN (the “Plan”) of SurePure Inc., a Nevada corporation (the “Company”) for persons employed or associated with the Company, including without limitation any employee, director, general partner, officer, attorney, accountant, consultant or advisor, is intended to advance the best interests of the Company by providing additional incentive to those persons who have a substantial responsibility for its management, affairs, and growth by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company.  Further, the availability and offering of Stock Options under the Plan supports and increases the Company’s ability to attract, engage and retain individuals of exceptional talent upon whom, in large measure, the sustained progress growth and profitability of the Company for the shareholders depends.

ARTICLE II

Definitions

For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Committee” shall mean the Compensation Committee, or such other committee appointed by the Board, which shall be designated by the Board to administer the Plan.  The Committee shall be composed of one or more persons as from time to time are appointed to serve by the Board and may be members of the Board.

“Common Shares” shall mean the Company’s Common Shares $0.001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares or securities of the Company, such other shares or securities.

“Company” shall mean SurePure Inc., a Nevada corporation, and any parent or subsidiary corporation of SurePure Inc., as such terms are defined in Section 425(e) and 425(f), respectively of the Code.

“Optionee” shall mean any person employed or associated with the affairs of the Company who has been granted one or more Stock Options under the Plan.

“Stock Option” or “NQSO” shall mean a stock option granted pursuant to the terms of the Plan.

“Stock Option Agreement” shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Common Shares hereunder.

ARTICLE III

Administration of the Plan

1.   The Committee shall administer the plan and, accordingly, it shall have full power to grant Stock Options, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

2.   The determination of those eligible to receive Stock Options, and the amount, price, type and timing of each Stock Option and the terms and conditions of the respective Stock Option Agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

3.   The Committee may cancel any Stock Options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interest of the Company and its shareholders as set forth more fully in paragraph 8 of Article X of the Plan.

4.   The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any granted Stock Option, in the manner and to the extent it shall deem necessary to carry it into effect.

5.   Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

6.   Meetings of the Committee shall be held at such times and places as shall be determined by the Committee.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.  In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

7.   No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his/her own part, including, but not limited to, the exercise of any power or discretion given to him/her under the Plan except those resulting from his/her own gross negligence or willful misconduct.

8.   The Company, through its management, shall supply full and timely information to the Committee on all matters relating to the eligibility of Optionees, their duties and performance, and current information on any Optionee’s death, retirement, disability or other termination of association with the Company, and such other pertinent information as the Committee may require.  The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties hereunder.

ARTICLE IV

Shares Subject to the Plan

1.   The total number of shares of the Company available for grants of Stock Options under the Plan shall be 3,000,000 Common Shares, subject to adjustment as herein provided, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

2.   If a Stock Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such NQSO shall be available for future grants of Stock Options.

ARTICLE V

Stock Option Terms and Conditions

1.   Consistent with the Plan’s purpose, Stock Options may be granted to any person who is performing or who has been engaged to perform services of special importance to management in the operation, development and growth of the Company.

2.   Determination of the option price per share for any Stock Option issued hereunder shall rest in the sole and unfettered discretion of the Committee.

3.   All Stock Options granted under the Plan shall be evidenced by agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the provisions set forth in paragraphs 2 through 11 of this Article V.

4.   All Stock Options granted hereunder must be granted within ten years from the date this Plan is adopted.

5.   No Stock Option granted hereunder shall be exercisable after the expiration of ten years from the date such NQSO is granted.  The Committee, in its discretion, may provide that an option shall be exercisable during such ten year period or during any lesser period of time.  The Committee may establish installment exercise terms for a Stock Option such that the NQSO becomes fully exercisable in a series of cumulating portions.  If an Optionee shall not, in any given installment period, purchase all the Common Shares which such Optionee is entitled to purchase within such installment period, such Optionee’s right to purchase any Common Shares not purchased in such installment period shall continue until the expiration or sooner termination of such NQSO.  The Committee may also accelerate the exercise of any NQSO.

6.   A Stock Option, or portion thereof, shall be exercised by delivery of (i) a written notice of exercise to the Company specifying the number of Common Shares to be purchased, and (ii) payment of the full price of such Common Shares, as fully set forth in paragraph 7 of this Article V.  No NQSO or installment thereof shall be reusable except with respect to whole shares, and fractional share interests shall be disregarded.  Not less than 100 Common Shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the NQSO.  Until the Common Shares represented by an exercised NQSO are issued to an Optionee, he/she shall have none of the rights of a shareholder.

7.   The exercise price of a Stock Option, or portion thereof, may be paid:

A. In United States dollars, in cash or by cashier’s check, certified check, bank draft or money order, payable to the order of the Company in an amount equal to the option price; or,

B. At the discretion of the Committee, through the delivery of fully paid and nonassessable Common Shares, with an aggregate fair market value (determined as the average of the highest and lowest reported sales prices on the Common Shares as of the date of exercise of the NQSO, as reported by such responsible reporting service as the Committee may select, or if there were not transactions in the Common Shares on such day, then the last preceding day on which transactions took place) as of the date of the NQSO exercise equal to the option price; or

C. By a combination of both A and B above.

The Committee shall determine acceptable methods for tendering Common Shares as payment upon exercise of a Stock Option and may impose such limitations and prohibitions on the use of Common Shares to exercise an NQSO as it deems appropriate.

8.   With the Optionee’s consent, the Committee may cancel any Stock Option issued under this Plan and issue a new NQSO to such Optionee.

9.   Except by will, the laws of descent and distribution, or with the written consent of the Committee, no right or interest in any Stock Option granted under the Plan shall be assignable or transferable, and no right or interest of any Optionee shall be liable for, or subject to, any lien, obligation or liability of the Optionee.  Stock Options shall be exercisable (i) during the Optionee’s lifetime only by the Optionee or assignees, or the duly appointed legal representative of an incompetent Optionee, including following an assignment consented to by the Committee herein or (ii) after the Optionee’s lifetime by the duly appointed legal representative of a deceased Optionee.

10. An NQSO shall be treated as outstanding until it is either exercised in full or expires by reason of lapse of time.

11. Any Optionee who disposes of Common Shares acquired on the exercise of a NQSO by sale or exchange, either (i) within two years after the date of the grant of the NQSO under which the stock was acquired, or (ii) within one year after the acquisition of such Shares, shall notify the Company of such disposition and of the amount realized upon such disposition.  The transfer of Common Shares may also be restricted by applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”).

ARTICLE VI

Adjustments or Changes in Capitalization

1. Whenever the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number of kinds of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

A. prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the NQSO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place;

B. rights under unexercised Stock Options or portions thereof granted prior to any such change, both as to the number or kind of shares and the exercise price per share, shall be adjusted appropriately, provided, that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such NQSO’s but by an adjustment in the price for each share covered by such NQSO’s; or

C. upon any dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his/her NQSO in whole or in part, to the extent that the NQSO shall not have been exercised, without regard to any installment exercise provisions in such NQSO.

2.   The foregoing adjustment and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive.  No fractional Shares shall be issued under the Plan on account of any such adjustments.

ARTICLE VII

Merger, Consolidation or Tender Offer

1.   If the Company shall become a party to a binding agreement to any merger, consolidation or reorganization or sale of substantially all the assets of the Company, each outstanding Stock Option shall pertain and apply to the securities and/or property which a shareholder of the number of Common Shares of the Company subject to the NQSO would be entitled to receive pursuant to such merger, consolidation or reorganization or sale of assets.

2.   Whenever:

A. any person other than the Company shall acquire more than 20% of the Common Shares of the Company through a tender offer, exchange offer or otherwise;

B. there occurs a change in the “control” of the Company occurs, as such term is defined in Rule 405 under the Securities Act; or

C. there occurs a sale of all or substantially all of the assets of the Company;

then, any unexercised Stock Option that is held by an Optionee who is deemed by the Committee to be a statutory officer (“insider”) for purposes of Section 16 of the Securities Exchange Act of 1934 shall be entitled to receive, subject to any action by the Committee revoking such an entitlement as provided for below, in lieu of exercise of such Stock Option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price of such NQSO, or portion thereof, and, (i) in the event of an offer or similar event, the final offer price per share paid for Common Shares, or such lower price as the Committee may determine to conform an option to preserve its Stock Option status, times the number of Common Shares covered by the NQSO or portion thereof, or (ii) in the case of an event covered by B or C above, the aggregate fair market value of the Common Shares covered by the Stock Option, as determined by the Committee at such time.

3.   Any payment which the Company is required to make pursuant to paragraph 2 of this Article VII, shall be made within fifteen (15) business days, following the event which results in the Optionee’s right to such payment.  In the event of a tender offer in which fewer than all the shares which are validity tendered in compliance with such offer are purchased or exchanged, then only that portion of the shares covered by an NQSO that results from multiplying such shares by a fraction, the numerator of which is the number of Common Shares acquired by purchase in the tender offer and the denominator of which is the number of Common Shares tendered in compliance with such offer, shall be used to determine the payment thereupon.  To the extent that all or any portion of a Stock Option shall be affected by this provision, all or such portion of the NQSO shall be terminated.

4.   Notwithstanding paragraphs 1 and 3 of this Article VII, the Company may, by unanimous vote and resolution, unilaterally revoke the benefits of the above provisions; provided, that such vote is taken no later than ten business days following public announcement of the intent of an offer of the change of control, whichever occurs earlier.

ARTICLE VIII

Amendment and Termination of Plan

1.   The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the Company.

2.   No amendment, suspension or termination of this Plan shall, without the Optionee’s consent, alter or impair any of the rights or obligations under any Stock Option theretofore granted to him/her under the Plan.

3.   The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options that comply with the requirements of future amendments or issued regulations, if any, to the Code.

4.   No NQSO may be granted during any suspension of the Plan or after termination of the Plan.

ARTICLE IX

Government and Other Regulations

The obligation of the Company to issue, transfer and deliver Common Shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable.  Specifically, in connection with the Securities Act, upon exercise of any Stock Option, the Company shall not be required to issue Common Shares unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required.  Any determination in this connection by the Committee shall be final, binding and conclusive.  The Company may, but shall in no event be obligated to take any other affirmative action in order to cause the exercise of a Stock Option or the issuance of Common Shares purchased thereto to comply with any law or regulation of any government authority.

ARTICLE X

Miscellaneous Provisions

1.   No person shall have any claim or right to be granted a Stock Option under the Plan, and the grant of an NQSO under the Plan shall not be construed as giving an Optionee the right to be retained by the Company.  Furthermore, the Company expressly reserves the right at any time to terminate its relationship with an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein, in any option agreement, or in any agreement between the Company and the Optionee.

2.   Any expenses of administering this Plan shall be borne by the Company.

3.   The payment received from Optionee from the exercise of Stock Options under the Plan shall be used for the general corporate purposes of the Company.

4.   The place of administration of the Plan shall be in the State of Nevada and the validity, contraction, interpretation, administration and effect of the Plan and its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

5.   Without amending the Plan, grants may be made to persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions, consistent with the Plan’s purpose, different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to create equitable opportunities given differences in tax laws in other countries.

6.   In addition to such other rights of indemnification as they may have as members of the Board or Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted thereunder, and against all amounts paid by them in settlement thereof (provided, that such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided, that upon the institution of any such action, suit or proceeding a Committee member shall in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his/her own behalf.

7.   Stock Options may be granted under this Plan from time to time, in substitution for stock options held by employees of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of the assets of the employing corporation or the acquisition by the Company of stock of the employing corporation as a result of which it become a subsidiary of the Company.  The terms and conditions of such substitute stock options so granted my vary from the terms and conditions set forth in this Plan to such extent as the Board of Director of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but no such variations shall be such as to affect the status of any such substitute stock options as a stock option under Section 422A of the Code.

8.   Notwithstanding anything to the contrary in the Plan, if the Committee finds by a majority vote, after full consideration of the facts presented on behalf of both the Company the Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his/her association with the Company or any subsidiary corporation which damaged the Company or any subsidiary corporation, or for disclosing trade secrets of the Company or any subsidiary corporation, the Optionee shall forfeit all unexercised Stock Options and all exercised NQSO’s under which the Company has not yet delivered the certificates and which have been earlier granted the Optionee by the Committee.  The decision of the Committee as to the case of an Optionee’s discharge and the damage done to the Company shall be final.  No decision of the Committee, however, shall affect the finality of the discharge of such Optionee by the Company or any subsidiary corporation in any manner.  Further, if the Optionee voluntarily terminates employment with the Company or the Company terminates the Optionee’s employment for any reason, the Optionee shall forfeit all unexercised Stock Options.

ARTICLE XI

Securities Regulations

The securities issued pursuant to this Plan may not be resold except in compliance with the Securities Act.

ARTICLE XII

Written Agreement

Each Stock Option granted hereunder shall be embodied in a written Stock Option Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the Optionee and by the President or any Vice President of the Company, for and in the name and on behalf of the Company.  Such Stock Option Agreement shall contain such other provisions as the Committee, in its discretion shall deem advisable.

ARTICLE XIII

Effective Date

This Plan shall become unconditionally effective as of the date of approval of the Plan by the Board of Directors of the Company.  No Stock Option may be granted later than ten (10) years from the effective date of the Plan; provided, that the Plan and all outstanding Stock Options shall remain in effect until such NQSO’s have expired or until such options are canceled.

Number of Shares: ______________________     Date of Grant:______________________

NONQUALIFIED STOCK OPTION AGREEMENT

AGREEMENT made this _____ day of _____________, 20___, between _________________ _____________ (the “Optionee”), and SurePure Inc., a Nevada corporation (the “Company”).

1.   Grant of Option.  The Company, pursuant to the provisions of the SurePure Inc. 2012 Nonqualified Stock Option Plan (the “2012 Stock Plan”), set forth as Attachment A hereto, hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an Option to purchase from the Company all or any part of an aggregate of ___________________ Common Shares, as such Common Shares are now constituted, at the purchase price of $________ per share.  The provisions of the 2012 Stock Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

2.   Exercise.  The Option evidenced hereby shall be exercisable in whole or in part (but only in multiples of 100 Shares unless such exercise is as to the remaining balance of this Option) on or after _______________ and on or before _______________, provided that the cumulative number of Common Shares as to which this Option may be exercised (except as provided in paragraph 1 of Article VI of this 2012 Stock Plan) shall not exceed the following amounts:

Prior
Cumulative	to Date
Number	(Not
of Shares	Inclusive of)

The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Company of (i) a written notice of election to exercise, in the form set forth in Attachment B hereto, specifying the number of shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in case or certified check payable to the order of the Company, or by fully-paid and nonassessable Common Shares of the Company properly endorsed over to the Company, or by a combination thereof; and, (iii) by return of this Stock Option Agreement for endorsement of exercise by the Company on Schedule I hereof.  In the event fully paid and nonassessable Common Shares are submitted as whole or partial payment for Shares to be purchased hereunder, such Common Shares will be valued at their Fair Market Value (as defined in the 2012 Stock Plan) on the date such Shares are received by the Company and applied to payment of the exercise price.

3.   Transferability.  The Option evidenced hereby is NOT assignable or transferable by the Optionee other than by the Optionee’s will, by the laws of descent and distribution, as provided in paragraph 9 of Article V of the 2012 Stock Plan.  The Option shall be exercisable only by the Optionee during his/her lifetime.

SUREPURE INC.

BY:

______________, President

ATTEST:

Secretary

Optionee hereby acknowledges receipt of a copy of the 2012 Stock Plan, attached hereto and accepts this Option subject to each and every term and provision of such Plan.  Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Compensation Committee of the Board of Directors administering the 2012 Stock Plan on any questions arising under such Plan.  Optionee recognizes that if Optionee’s employment with the Company or any subsidiary thereof shall be terminated with cause, or by the Optionee, all of the Optionee’s rights hereunder shall thereupon terminate; and that, pursuant to paragraph 10 of Article V of the 2012 Stock Plan, this Option may not be exercised while there is outstanding to Optionee any unexercised Stock Option, granted to Optionee before the date of grant of this Option, to purchase Common Shares of the Company or any parent or subsidiary thereof.

Dated:
Optionee

Type or Print Name

Address

Social Security No.

Attachment B

(Suggested form of letter to be used for notification of election to exercise.)

Date:   __________________

Secretary

SurePure Inc.

122 North Curry Street

Carson City, NV 89703

Dear Sir/Madame:

In accordance with paragraph 2 of the Nonqualified Stock Option Agreement evidencing the Option granted to me on _______________ under the SurePure Inc. 2012 Nonqualified Stock Option Plan, I hereby elect to exercise this Option to the extent of _______________ Common Shares.

Enclosed are (i) Certificate(s) No.(s) _______________ representing fully-paid Common Shares of SurePure Inc. endorsed to the Company with signature guaranteed, and/or a certified check payable to the order of SurePure Inc. in the amount of $________ as the balance of the purchase price of $________ for the Shares which I have elected to purchase and (ii) the original Stock Option Agreement for endorsement by the Company as to exercise on Schedule I thereof.  I acknowledge that the Common Shares (if any) submitted as part payment for the exercise price due hereunder will be valued by the Company at their Fair Market Value (as defined in the 2012 Stock Plan) on the date this Option exercise is effected by the Company.  In the event I hereafter sell any Common Shares issued pursuant to this option exercise within one year from the date of exercise or within two years after the date of grant of this Option, I agree to notify the Company promptly of the amount of taxable compensation realized by me by reason of such sale for federal income tax purposes.

When the certificate for Common Shares which I have elected to purchase has been issued, please deliver it to me, along with my endorsed Stock Option Agreement in the event there remains an unexercised balance of Shares under the Option, at the following address:

Signature of Optionee

Type or Print Name

Optionee	Date of Grant

SCHEDULE I

			Unexercised	Issuing
	Shares	Payment	Shares	Officer
Date	Purchased	Received	Remaining	Initials